Exhibit 10.4

AGREEMENT FOR ASSET TRANSFER

THIS AGREEMENT is made between the Transferor, Yuan Qisheng (hereinafter referred to as “Party A”) and the Transferee, Jiangsu Dambon Mechanical &  Electrical Co., Ltd. (hereinafter referred to as “Party B”)

WHEREAS:

1.	To revitalize assets and adjust industrial structure, Party B decides to transfer its assets, liabilities and future businesses with respect to Mahjong machine manufacturing.

2.	Party B agrees to take over the abovementioned assets, liabilities and future businesses under the terms and conditions hereof.

NOW THEREFORE, to further specify the rights and obligations of both Parties and through sufficient consultation, both Parties have reached the following agreement with respect to the details of the transfer:

ARTICLE 1    SCOPE OF OBJECTS

1.
Assets to be transferred by Party A to Party B shall be the assets, liabilities and future businesses identified by both Parties, including houses and buildings, equipment, current accounts, and so forth. The specific scope thereof shall be as stipulated in the itemized list of objects.

ARTICLE 2    CONSIDERATION

It is agreed by both Parties that the total price for the objects to be transferred from Party A to Party B shall be determined on the basis of the price negotiated by both Parties, namely RMB 29,516,880.54 (tax included).

For fixed assets such as houses, buildings and equipment, the base price shall be the price quoted by Party A for the time being. It is agreed by both Parties to employ an evaluation institution with relevant qualification to evaluate the assets and issue an evaluation report prior to September 31, 2009. If the absolute value of difference between the evaluated price and the base price is more than 10%, the consideration for the transfer of assets shall be separately negotiated and agreed by both Parties.

ARTICLE 3     DATE OF TRANSACTION OF TRANSFER

It is agreed by both Parties that the transaction date for the transfer of objects by Party A to Party B shall be July 1, 2009.

ARTICLE 4    METHOD AND TERM OF PAYMENT

1.	Party B shall, prior to December 31, 2011, pay in currency fund the consideration listed in Article 2 in installment.

2.	Party B is not obligated to pay the interests relating to the payment, nor shall it be obligated to provide any surety such as security and mortgage.

ARTICLE 5    DELIVERY OF TRANSFERRED ASSETS

1.
Party A shall, within ten (10) days as of the date when this Agreement become effective, deliver the objects to be transferred hereunder. Both Parties shall go through relevant formalities for the takeover.

2.	Both Parties shall jointly coordinate with Party A’s creditors and debtors and transfer the debts and credits stipulated in the list of objects under Party B’s name.

ARTICLE 6    UNDERTAKINGS AND WARRANTS

1.	Contents of both Parties’ statements and preface shall be true, accurate and non-misleading;

2.
Till the date of this Agreement, there is not any mortgage, pledge, lien, guarantee and any other third party right on Party A’s assets to be transferred hereunder; any contingent liability relating to the objects to be transferred hereunder after the date of this Agreement shall be assumed by Party A.

3.	From the date when the assets under Article 4 hereof are delivered, titles and risks of the objects transferred hereunder shall be transferred to Party B.

4.	When necessary, both Parties shall conclude all documents and take all measures to make the assets transfer under this Agreement effective in the sense of law.

5.	Party A shall not engage in any business related to or competitive to Party A’s current business.

ARTICLE 7    REGISTRATION FOR OWNERSHIP TRANSFER

Party B shall be responsible for going through procedures for the registration for transfer of ownership of the transferred assets and Party A shall provide necessary assistance and issue relevant formalities.

ARTICLE 8    TAXES AND DUTIES

1.	Party A shall pay all the unpaid taxes and duties incurred prior to the date of transaction of transfer.

2.	Relevant taxes and duties resulting from the transfer, including ownership transfer registration fees, deed tax and stamp duty shall be assumed by both Parties in accordance with pertinent laws.

ARTICLE 9    LIABILITY FOR BREACH OF CONTRACT

1.
In case that Party A fails to deliver the assets to Party B within the time stipulated in this Agreement, Party A shall pay Party B liquidated damages equivalent to 0.05% of the value of the undelivered assets for each day overdue. If it is more than three (3) month overdue, Party B shall be entitled to discharge this Agreement and Party A shall return to Party B the transfer price already paid by Party B;

2.
In case that Party B fails to make payment within the time stipulated in Article 4 hereof, Party B shall pay Party A liquidated damages equivalent to 0.05% of the overdue amount for each day overdue. If it is more than three (3) month overdue, Party A shall be entitled to discharge this Agreement.

3.	In case of any loss suffered by one Party due to the other Party’s breach of contract, the defaulting Party shall indemnify the other Party.

ARTICLE 10  EFFECTUATION OF THE AGREEMENT

This Agreement shall become effective upon the signatures and seals of duly authorized representatives of both Parties.

ARTICLE 11  MODIFICATION OF THE AGREEMENT

In case of modification to any provision of the Agreement or separate conclusion of supplementary contract, relevant rules shall be observed by both Parties.

ARTICLE 12  MISCELLANEOUS

1.	Upon the transfer of assets, Party B shall make proper arrangement for the workers and staff previously employed by Party A.

2.
Anything uncovered in this Agreement shall be solved through consultation by both Parties. If there is no agreement reached through consultation, either Party may bring a lawsuit to the competent court.

3.	This Agreement is in duplicate, with each Party holding one (1) copy.

4.	The annex hereto shall be an integral part of this Agreement and shall have the same legal effect as the original copy of this Agreement.

Annex: Itemized List of Objects to be Transferred

Party A:
Authorized Representative:

Party B:
Authorized Representative:

Date: June 10, 2009

3